NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

CORELOGIC REPORTS FOURTH QUARTER AND FULL-YEAR 2016 FINANCIAL RESULTS

Full-Year 2016 Revenues, Operating Income, Operating Cash Flow, and Free Cash Flow
Up Double-Digits From Prior Year to Record Levels

Full-Year Highlights

•	Revenues up 28% to $1,953 million driven by double-digit growth in the Property Intelligence (PI) segment and strong organic growth in the Risk Management and Work Flow (RMW) segment.

•	Operating income from continuing operations up 35% to $275 million on revenue gains and cost management.

•
Income from continuing operations, net of tax down 14% to $110 million due primarily to impairment charges associated with the wind down of two investments in affiliates and debt extinguishment costs. Adjusted net income was up 26% to $216 million.

•	Diluted EPS from continuing operations of $1.23. Adjusted EPS up 27% to $2.42.

•	Adjusted EBITDA up 18% to $500 million; adjusted EBITDA margin of 26%.

•	Repurchased 5 million shares for $195 million.

Fourth Quarter Highlights

•	Revenues up 21% to $475 million driven by double-digit growth in both the PI and RMW segments.

•	Operating income from continuing operations up 111% to $57 million.

•
Income from continuing operations, net of tax down 84% to $6 million primarily due to impairment charges associated with the wind down of two investments in affiliates which had no 2015 counterpart. Adjusted net income was up 58% to $49 million.

•	Diluted EPS from continuing operations of $0.07. Adjusted EPS up 60% to $0.56 per share.

•	Adjusted EBITDA up 32% to $116 million.

•	Repurchased 2 million shares.

Irvine, Calif., February 22, 2017 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today reported financial results for the quarter and full-year ended December 31, 2016.

“CoreLogic delivered an outstanding operating performance in 2016 with strong growth in revenue, adjusted EBITDA, adjusted EPS and free cash flow. Fourth quarter and full-year revenues grew at double-digit rates as both of our segments notched solid gains. Importantly, we also doubled our first half organic growth trend of 3% to 7% over the final six months of 2016,” said Frank Martell, President and Chief Executive Officer of CoreLogic. “Throughout 2016, we invested in our products and solutions, technology leadership and operational improvements, which we believe will sustain and expand our long-term market leadership. This leadership, and our durable business model, has allowed us to return over $1 billion dollars to our stockholders over the past 6 years, including $195 million in 2016.”

“Despite forecasts for a decline in U.S. mortgage refinancing volumes, we are entering 2017 with a clear pathway to sustained long-term growth and margin expansion. We believe our core data-driven solutions are unique and enable our current and future clients to more precisely underwrite and manage their risks and capitalize on opportunities as they arise. In addition, our focus on automating and transforming property valuation and expanding our footprint in non-U.S. mortgage industry verticals as well as internationally should be significant future growth catalysts for CoreLogic,” Martell added.

Fourth Quarter Financial Highlights

Fourth quarter reported revenues totaled $475 million compared with $391 million in the same 2015 period. The year-over-year increase of 21% was driven primarily by valuation solutions (acquisition-related) upsides, growth in insurance and spatial solutions, international operations and higher RMW revenues; offset partially by the timing of project-related revenues and the wind-down of non-core product lines.  PI revenues rose 33% to $255 million driven principally by growth in valuation solutions as well as insurance and spatial solutions and international operations.  RMW revenues totaled $222 million, 10% above 2015 levels, as growth in tax, flood-zone determination and credit services more than offset the wind-down of non-core product lines.

Operating income from continuing operations totaled $57 million for the fourth quarter compared with $27 million for the fourth quarter of 2015. The 111% year-over-year increase in operating income was principally attributable to higher revenues and cost productivity related gains. Fourth quarter operating income margin was 12% compared with 7% for the fourth quarter of 2015.

Fourth quarter income from continuing operations, net of tax totaled $6 million compared with $38 million in the same 2015 period. During the quarter, higher levels of income from operating activities and lower interest costs were more than offset by non-cash charges ($23 million) recorded as a result of the wind-down of two investments in affiliates. In addition, 2015 income from continuing operations, net of tax included a $26 million after-tax gain on investments associated with the acquisition of RELS. Diluted EPS from continuing operations totaled $0.07 for the fourth quarter of 2016 compared with $0.42 in 2015. Adjusted diluted EPS totaled $0.56, up 60% reflecting the positive impacts of growth, reduced operating expenses and interest and share repurchases.

Adjusted EBITDA totaled $116 million in the fourth quarter compared with $88 million in the same prior year period. The 32% year-over-year increase in adjusted EBITDA was principally the result of revenue growth and expense productivity programs. PI segment adjusted EBITDA totaled $60 million compared to $47 million in 2015, driven by higher revenues and productivity programs. RMW adjusted EBITDA was $66 million, up 33% from 2015 levels, as a result of revenue growth and operating leverage benefits.

Liquidity and Capital Resources

At December 31, 2016, the Company had cash and cash equivalents of $72 million compared with $79 million at September 30, 2016 and $99 million at December 31, 2015. Total debt as of December 31, 2016 was $1,619 million compared with $1,634 million as of September 30, 2016 and $1,364 million as of December 31, 2015. As of December 31, 2016, the Company had available capacity on its revolving credit facility of $248 million.

Net cash provided by operating activities from continuing operations for the twelve months ended December 31, 2016 was $414 million. Free cash flow (FCF) for the twelve months ended December 31, 2016 totaled $333 million, which represented 67% of adjusted EBITDA. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets.

In 2016, the Company repurchased 5 million of its common shares for $195 million. This resulted in a reduction of CoreLogic's fully diluted share count of approximately 6%.

Financial Guidance and Assumptions

Based on the assumptions provided below, the Company provides the following 2017 guidance ranges.

($ in millions except adjusted EPS)	2016 Actual Results	2017 Outlook / Guidance
Revenue	$1,953	$1,825 - $1,875
Adjusted EBITDA(1)	$500	$450 - $480
Adjusted EPS(1)	$2.42	$2.15 - $2.40

(1) Definition of adjusted results, as well as other non-GAAP financial measures used by management, is included in the Use of Non-GAAP Financial Measures section found at the end of the release.

2017 Guidance Assumptions

•	Mortgage loan origination unit volumes expected to decline approximately 20% to 25% from 2016 levels.

•	Realization of targeted gross cost savings totaling at least $30 million.

•	Diversification of client-based and appraisal-related revenue associated with our valuation solutions group.

•	Flat U.S. dollar currency translation rates against the Australian and New Zealand dollars and the Euro compared to average 2016 actual rates.

•	Repurchase of 3 million common shares.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Thursday, February 23, 2017, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-866-807-9684 for U.S./Canada callers or 1-412-317-5415 for international callers.

Additional detail on the Company's fourth quarter results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-877-344-7529 for U.S. participants, 855-669-9658 for Canada participants or 1-412-317-0088 for international participants using Conference ID 10100124.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

#######
About CoreLogic

CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled solutions provider. The Company's combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed solutions. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's investment and strategic growth plans, cost reductions, and productivity excellence; the Company's overall financial performance, including future revenue and profit growth, and the Company's margin and cash flow profile; the Company's updated 2016 financial results and 2017 financial guidance and assumptions thereunder; including those related to the mortgage market overall and the Company's plans to continue to return capital to shareholders through the share repurchase program. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; compromises in the security of our data, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally; our ability to protect proprietary rights; our cost reduction program, technology and growth strategies and our ability to effectively and efficiently implement them; risks related to the outsourcing of services and international operations; our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; the inability to control the operations or dividend policies of our partially-owned affiliates; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share to respective GAAP results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EPS and FCF, provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, stock compensation, non-operating gains/losses and other adjustments. Adjusted EPS is defined as income from continuing operations, net of tax per share adjusted for stock compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; tax affected at an assumed effective tax rate of 35%, 36% and 35% for 2017, 2016 and 2015, respectively. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.

(Additional Financial Data Follow)

CORELOGIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2016	2015	2016	2015
Operating revenue	$474,914	$390,886	$1,952,557	$1,528,110
Cost of services (exclusive of depreciation and amortization)	258,359	208,384	1,043,937	776,509
Selling, general and administrative expenses	114,475	114,783	461,453	398,300
Depreciation and amortization	45,141	40,687	172,578	150,377
Total operating expenses	417,975	363,854	1,677,968	1,325,186
Operating income	56,939	27,032	274,589	202,924
Interest expense:
Interest income	1,133	1,036	3,052	4,021
Interest expense	13,708	16,789	60,835	65,311
Total interest expense, net	(12,575)	(15,753)	(57,783)	(61,290)
Loss on early extinguishment of debt	(2,188)	—	(26,624)	(1,589)
Tax indemnification release	(23,350)	—	(23,350)	—
Impairment loss on investment in affiliates	(23,431)	—	(23,431)	—
Gain on investments and other, net	13,225	35,086	20,573	33,181
Income from continuing operations before equity in earnings of affiliates and income taxes	8,620	46,365	163,974	173,226
Provision for income taxes	2,539	10,008	54,524	57,394
Income from continuing operations before equity in earnings of affiliates	6,081	36,357	109,450	115,832
Equity in (losses)/earnings of affiliates, net of tax	(99)	1,789	496	13,720
Net income from continuing operations	5,982	38,146	109,946	129,552
Loss from discontinued operations, net of tax	(468)	(111)	(1,466)	(556)
Loss from sale of discontinued operations, net of tax	(1,930)	—	(1,930)	—
Net income	3,584	38,035	106,550	128,996
Less: Net income attributable to noncontrolling interests	—	330	—	1,152
Net income attributable to CoreLogic	$3,584	$37,705	$106,550	$127,844
Amounts attributable to CoreLogic:
Income from continuing operations, net of tax	$5,982	$37,816	$109,946	$128,400
Loss from discontinued operations, net of tax	(468)	(111)	(1,466)	(556)
(Loss)/gain from sale of discontinued operations, net of tax	(1,930)	—	(1,930)	—
Net income attributable to CoreLogic	$3,584	$37,705	$106,550	$127,844
Basic income/(loss) per share:
Income from continuing operations, net of tax	$0.07	$0.43	$1.26	$1.44
Loss from discontinued operations, net of tax	(0.01)	—	(0.02)	(0.01)
Loss from sale of discontinued operations, net of tax	(0.02)	—	(0.02)	—
Net income attributable to CoreLogic	$0.04	$0.43	$1.22	$1.43
Diluted income/(loss) per share:
Income from continuing operations, net of tax	$0.07	$0.42	$1.23	$1.42
Loss from discontinued operations, net of tax	(0.01)	—	(0.02)	(0.01)
Loss from sale of discontinued operations, net of tax	(0.02)	—	(0.02)	—
Net income attributable to CoreLogic	$0.04	$0.42	$1.19	$1.41
Weighted-average common shares outstanding:
Basic	85,534	88,157	87,502	89,070
Diluted	87,289	89,789	89,122	90,564
Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except par value)	December 31,	December 31,
Assets	2016	2015
Current assets:
Cash and cash equivalents	$72,031	$99,090
Marketable securities	—	22,709
Accounts receivable (less allowances of $8,857 and $6,212 in 2016 and 2015, respectively)	269,229	240,988
Prepaid expenses and other current assets	43,060	45,882
Income tax receivable	6,905	37,029
Deferred income tax assets, current	—	95,887
Assets of discontinued operations	662	681
Total current assets	391,887	542,266
Property and equipment, net	449,199	375,654
Goodwill, net	2,107,255	1,881,547
Other intangible assets, net	478,913	352,148
Capitalized data and database costs, net	327,921	327,841
Investment in affiliates, net	40,809	69,205
Deferred income tax assets, long-term	1,516	2,219
Restricted cash	17,943	10,926
Other assets	92,091	111,910
Total assets	$3,907,534	$3,673,716
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$168,284	$158,213
Accrued salaries and benefits	107,234	117,187
Deferred revenue, current	284,622	269,071
Mandatorily redeemable noncontrolling interests	—	18,981
Current portion of long-term debt	105,158	48,497
Liabilities of discontinued operations	3,123	2,527
Total current liabilities	668,421	614,476
Long-term debt, net of current	1,496,889	1,288,177
Deferred revenue, net of current	487,134	448,819
Deferred income tax liabilities, long-term	120,063	107,249
Other liabilities	132,043	165,505
Total liabilities	2,904,550	2,624,226

Equity:
CoreLogic, Inc.'s ("CoreLogic") stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 84,368 and 88,228 shares issued and outstanding as of December 31, 2016 and 2015, respectively	1	1
Additional paid-in capital	400,452	551,206
Retained earnings	724,949	618,399
Accumulated other comprehensive loss	(122,418)	(120,116)
Total CoreLogic stockholders' equity	1,002,984	1,049,490
Total liabilities and equity	$3,907,534	$3,673,716

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Year Ended
	December 31,
(in thousands)	2016	2015
Cash flows from operating activities:
Net income	$106,550	$128,996
Less: Loss from discontinued operations, net of tax	(1,466)	(556)
Less: Loss from sale of discontinued operations, net of tax	(1,930)	—
Income from continuing operations, net of tax	109,946	129,552
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	172,578	150,377
Amortization of debt issuance costs	5,785	6,259
Provision for bad debts and claim losses	18,869	8,260
Share-based compensation	39,849	35,786
Tax benefit related to stock options	(2,315)	(6,513)
Equity in earnings of investee, net of taxes	(496)	(13,720)
(Gain)/loss on sale of property and equipment	(31)	24
Loss on early extinguishment of debt	26,624	1,589
Deferred income tax	18,213	35,110
Impairment loss on investment in affiliates	23,431	—
Tax indemnification settlement	23,350	—
Gain on investments and other, net	(20,573)	(33,181)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(24,391)	(15,400)
Prepaid expenses and other assets	2,823	7,104
Accounts payable and accrued expenses	(29,267)	(45,289)
Deferred revenue	53,682	68,410
Income taxes	28,740	(32,771)
Dividends received from investments in affiliates	9,044	30,084
Other assets and other liabilities	(41,858)	10,468
Net cash provided by operating activities - continuing operations	414,003	336,149
Net cash used in operating activities - discontinued operations	(444)	(7,612)
Total cash provided by operating activities	$413,559	$328,537
Cash flows from investing activities:
Purchases of subsidiary shares from and other decreases in noncontrolling interests	$(18,023)	$—
Purchases of property and equipment	(45,211)	(44,149)
Purchases of capitalized data and other intangible assets	(35,507)	(36,409)
Cash paid for acquisitions, net of cash acquired	(396,941)	(194,491)
Purchases of investments	(3,366)	(3,748)
Proceeds from sale of marketable securities	21,819	—
Proceeds from sale of property and equipment	31	137
Proceeds from sale of investments	2,451	—
Change in restricted cash	(7,017)	1,434
Net cash used in investing activities - continuing operations	(481,764)	(277,226)
Net cash provided by investing activities - discontinued operations	—	—
Total cash used in investing activities	$(481,764)	$(277,226)
Cash flows from financing activities:
Proceeds from long-term debt	$962,000	$114,375
Debt issuance costs	(6,314)	(6,452)
Debt extinguishment premium	(16,271)	—
Repayments of long-term debt	(709,983)	(82,891)
Shares repurchased and retired	(195,003)	(97,430)
Proceeds from issuance of shares in connection with share-based compensation	14,907	22,569
Minimum tax withholdings related to net share settlements	(10,507)	(15,230)
Tax benefit related to stock options	2,315	6,513
Net cash provided by/(used in) financing activities - continuing operations	41,144	(58,546)
Net cash used in financing activities - discontinued operations	—	—
Total cash provided by/(used in) financing activities	$41,144	$(58,546)
Effect of exchange rate on cash	2	2,182
Net change in cash and cash equivalents	$(27,059)	$(5,053)
Cash and cash equivalents at beginning of year	99,090	104,677
Less: Change in cash and cash equivalents of discontinued operations	(444)	(7,612)
Plus: Cash swept to discontinued operations	(444)	(8,146)
Cash and cash equivalents at end of year	$72,031	$99,090

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA
UNAUDITED

	For the Three Months Ended December 31, 2016
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$12,003	$57,003	$(63,024)	$—	$5,982
Income taxes	—	—	2,627	—	2,627
Depreciation and amortization	32,786	8,017	4,338	—	45,141
Interest expense	519	—	12,056	—	12,575
Stock-based compensation	3,338	1,316	5,337	—	9,991
Non-operating losses	10,399	—	28,075	—	38,474
Efficiency investments	—	—	(15)	—	(15)
Transaction costs	9	—	25	—	34
Amortization of acquired intangibles included in equity in earnings of affiliates	723	—	—	—	723
Adjusted EBITDA	$59,777	$66,336	$(10,581)	$—	$115,532

	For the Three Months Ended December 31, 2015
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$19,071	$36,184	$(17,109)	$—	$38,146
Income taxes	—	—	11,324	—	11,324
Depreciation and amortization	25,157	11,724	3,806	—	40,687
Interest expense	494	—	15,259	—	15,753
Stock-based compensation	2,181	1,505	5,681	—	9,367
Non-operating gains	—	—	(35,474)	—	(35,474)
Efficiency investments	94	644	4,064	—	4,802
Transaction costs	361	—	2,536	—	2,897
Adjusted EBITDA	$47,358	$50,057	$(9,913)	$—	$87,502

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA
UNAUDITED

	For the Year Ended December 31, 2016
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$90,119	$252,997	$(233,170)	$—	$109,946
Income taxes	—	—	55,537	—	55,537
Depreciation and amortization	126,367	28,652	17,559	—	172,578
Interest expense	2,342	—	55,441	—	57,783
Stock-based compensation	12,879	5,460	21,510	—	39,849
Non-operating losses	10,399	—	42,783	—	53,182
Efficiency investments	—	—	1,446	—	1,446
Transaction costs	2,748	—	4,111	—	6,859
Amortization of acquired intangibles included in equity in earnings of affiliates	2,890	—	—	—	2,890
Adjusted EBITDA	$247,744	$287,109	$(34,783)	$—	$500,070

	For the Year Ended December 31, 2015
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$94,522	$216,147	$(181,117)	—	$129,552
Income taxes	—	—	66,494	—	66,494
Depreciation and amortization	96,766	37,493	16,118	—	150,377
Interest expense	784	31	60,475	—	61,290
Stock-based compensation	8,251	5,581	21,954	—	35,786
Non-operating gains	—	—	(33,884)	—	(33,884)
Efficiency investments	368	1,036	6,108	—	7,512
Transaction costs	2,074	—	3,451	—	5,525
Adjusted EBITDA	$202,765	$260,288	$(40,401)	$—	$422,652

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EPS
UNAUDITED

	For the Three Months Ended December 31,
	2016	2015
Income from continuing operations, net of tax	$0.07	$0.42
Stock-based compensation	0.11	0.10
Non-operating losses/(gains)	0.44	(0.35)
Efficiency investments	—	0.05
Transaction costs	—	0.03
Depreciation and amortization of acquired software and intangibles	0.19	0.15
Amortization of acquired intangibles included in equity in earnings of affiliates	0.01	—
Income tax effect on adjustments	(0.26)	(0.05)
Adjusted EPS	$0.56	$0.35

	For the Year Ended December 31,
	2016	2015
Income from continuing operations, net of tax	$1.23	$1.42
Stock-based compensation	0.45	0.40
Non-operating losses/(gains)	0.60	(0.37)
Efficiency investments	0.02	0.08
Transaction costs	0.08	0.06
Depreciation and amortization of acquired software and intangibles	0.72	0.61
Amortization of acquired intangibles included in equity in earnings of affiliates	0.03	—
Income tax effect on adjustments	(0.71)	(0.30)
Adjusted EPS	$2.42	$1.90

CORELOGIC, INC.
RECONCILIATION TO FREE CASH FLOW
UNAUDITED

(in thousands)	For the Year Ended December 31, 2016
Net cash provided by operating activities - continuing operations	$414,003
Purchases of property and equipment	(45,211)
Purchases of capitalized data and other intangible assets	(35,507)
Free Cash Flow	$333,285